UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 24, 2013

LEATT CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-54693	20-2819367
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

50 Kiepersol Drive, Atlas Gardens, Contermanskloof Road,
Durbanville, Western Cape, South Africa, 7441
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: +(27) 21-557-7257

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Leatt Corporation (the “Company”) held its 2013 Annual Stockholders’ Meeting on Wednesday, July 24, 2013. Proxies for the Annual Meeting were solicited pursuant to the Company's proxy statement filed on June 7, 2013, with the Securities and Exchange Commission under Section 14(a) of the Securities Exchange Act of 1934 (the “Proxy Statement”).

The Company’s Stockholders considered five proposals, each of which is described in the Proxy Statement. A total of 11,680,020 shares were represented in person or by proxy, or 67.9% of the total shares outstanding. The final results of votes with respect to the proposals submitted for shareholder vote at the Annual Meeting are set forth below.

Proposal 1 - Election of Directors

Stockholders elected Dr. Christopher J. Leatt, Mr. Sean Macdonald, Mr. Jeffrey J. Guzy and Mr. Zafiris M. Zafiropoulos to serve as Directors as follows:

Director	For	Withhold
Christopher J. Leatt	11,635,287	44,733
Sean Macdonald	11,679,940	80
Jeffrey J. Guzy	11,679,940	80
Zafiris Zafiropoulos	11,679,940	80

Proposal 2 - Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm

Stockholders approved ratification of the appointment of Fitzgerald & Co, CPAs, P.C. as the Company’s independent auditors for the fiscal year ending December 31, 2013.

For	Against	Abstain
11,680,020	--	--

Proposal 3 - Approval of the amendment of the Company’s 2011 Equity Incentive Plan

Stockholders approved the amendment of the Company’s 2011 Equity Incentive Plan to increase the maximum number of shares of common stock of the Company that may be issued and sold to 460,000.

For	Against	Abstain
11,632,367	47,453	200

Proposal 4 – Advisory Vote on Executive Compensation

Stockholders approved the compensation of our named executive officers as disclosed in the Proxy Statement.

For	Against	Abstain
11,632,367	47,453	200

Proposal 5 – Advisory Vote on the Frequency of an Advisory Vote on Executive Compensation

Stockholders approved having an advisory vote every three years on the compensation of our named executive officers.

Every year	Every two years	Every three years	Abstain
85,181	880	11,593,959	--

There were no broker non-votes for any of the proposals submitted for Stockholder vote at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2013	LEATT CORPORATION

By: /s/ Sean Macdonald
Sean Macdonald
Chief Executive Officer